Exhibit 4.2

MARATHON PETROLEUM CORPORATION

3 1/2% Senior Notes due 2016

5 1/8% Senior Notes due 2021

6  1/2% Senior Notes due 2041

Three series of Securities are hereby established pursuant to Section 3.01 of the Indenture dated as of February 1, 2011 between Marathon Petroleum Corporation (the “Company”) and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), relating to senior debt securities of the Company (the “Indenture”) as follows:

1. Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Indenture.

2. The title of the 3 1/2% Senior Notes due 2016 shall be the “3 1/2% Senior Notes due 2016” (the “2016 Notes”), the title of the 5 1/8% Senior Notes due 2021 shall be the “5 1/8% Senior Notes due 2021” (the “2021 Notes”) and the title of the 6 1/2% Senior Notes due 2041 shall be the “6 1/2% Senior Notes due 2041” (the “2041 Notes” and, together with the 2016 Notes and the 2021 Notes, the “Notes”). The Notes will be offered pursuant to the Indenture.

3. The aggregate principal amount of the 2016 Notes, the 2021 Notes and the 2041 Notes that may be authenticated and delivered under the Indenture shall be $750,000,000, $1,000,000,000 and $1,250,000,000, respectively (except for Notes of such series authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of such series pursuant to Section 3.04, 3.05, 3.06, 9.06 or 11.07 of the Indenture, and except for any Notes of such series which, pursuant to Section 3.03 of the Indenture, are deemed never to have been authenticated and delivered thereunder); provided, however, that the authorized aggregate principal amount of the Notes of each series may be increased before or after the issuance of any Notes of such series by a Board Resolution (or action pursuant to a Board Resolution) to such effect; provided further, however, that the authorized aggregate principal amount of the Notes of each series may be increased only if the additional Notes issued will be fungible with the original Notes of such series for United States federal income tax purposes.

4. The date on which the principal of the 2016 Notes, the 2021 Notes and the 2041 Notes is due and payable, unless accelerated pursuant to the Indenture, is March 1, 2016, March 1, 2021 and March 1, 2041, respectively.

5. The 2016 Notes shall bear interest at the rate of 3.500% per annum, the 2021 Notes shall bear interest at the rate of 5.125% per annum and the 2041 Notes shall bear interest at the rate of 6.500% per annum. The date from which interest shall accrue for the Notes of each series shall be February 1, 2011. Interest shall be payable semiannually on March 1 and September 1 of each year (each, an “Interest Payment Date”), commencing September 1, 2011, to each Person in whose name the Notes (or one or more Predecessor Securities with respect to such Notes) are registered at the close of business on the Regular Record Date for such interest. The Regular Record Dates for interest payable on the Notes of each series shall be the February 15 or August 15 (as the case may be), whether or not a Business Day, immediately preceding an Interest Payment Date. Interest on the Notes of each series shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

6. The Notes shall be issuable only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Subject to any prior conditions stated in the Indenture, the Notes shall be issued in definitive form.

7. The place or places where (a) the principal of, premium (if any) and interest on the Notes shall be payable, (b) the Notes may be surrendered for registration of transfer or for exchange and (c) notices may be given to the Company in respect of the Notes, is the Corporate Trust Office of the Trustee in New York, New York, or such other offices or agencies maintained for such purposes as the Company may designate from time to time and in accordance with the Indenture; provided that payment of interest, other than at Maturity, may be made, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by electronic funds transfer to an account maintained by the Person entitled thereto as such account shall appear in the Security Register.

8. The Notes of each series are subject to redemption upon not less than 30 nor more than 60 days’ notice by mail, in whole or in part, at the election of the Company, at any time, in the case of the 2016 Notes and the 2021 Notes, and at any time prior to September 1, 2040, in the case of the 2041 Notes, at a Redemption Price equal to the greater of (1) 100% of the principal amount of Notes of such series to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 25 basis points for the 2016 Notes, 30 basis points for the 2021 Notes and 35 basis points for the 2041 Notes, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to the Redemption Date. At any time on or after September 1, 2040, the 2041 Notes are subject to redemption upon not less than 30 nor more than 60 days’ notice by mail, in whole or in part, at the election of the Company, at a Redemption Price equal to 100% of the principal amount of such Notes to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to the Redemption Date. For purposes of the foregoing:

“Business Day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York or Findlay, Ohio and on which commercial banks are open for business in New York, New York and Findlay, Ohio.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers that the Company appoints to act as the Independent Investment Banker from time to time.

“Reference Treasury Dealer” means each of Morgan Stanley & Co. Incorporated, J.P. Morgan Securities LLC and two additional dealers in U.S. Government securities selected by the Company (each a “Primary Treasury Dealer”) and their respective successors which the Company specifies from time to time; provided, however, that if any of them ceases to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Remaining Life of the Notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

9. If a Change of Control Repurchase Event (as defined below) with respect to a series of Notes occurs after the distribution by Marathon Oil Corporation, a Delaware corporation (“Marathon Oil”), to its stockholders of 100% of the outstanding shares of the Company’s common stock (the “Separation”), unless the Company has exercised its right to redeem the Notes of such series as provided in Section 8, the Company shall make an offer to each Holder of the Notes of such series to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes of such series at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of purchase. Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control (as defined below), but after the public announcement of the transaction or event that constitutes or may constitute the Change of Control, the Company shall mail a notice to each Holder to which the Company is required to make a repurchase offer as described above, with a copy to the Trustee, describing the transaction or event that constitutes or may constitute the Change of Control Repurchase Event and offering to repurchase the Notes of the applicable series on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice may, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

The Company will be required to comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with this Section 9, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of any such conflict.

On the Change of Control Repurchase Event payment date, the Company shall, to the extent lawful:

•

accept for payment all Notes or portions of Notes (in a minimum principal amount of $1,000 and integral multiples of $1,000 in excess thereof) properly tendered and not withdrawn pursuant to the Company’s offer;

•	deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered and not withdrawn; and

•

deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent shall promptly mail to each Holder of Notes properly tendered and not withdrawn the purchase price for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any such Notes surrendered; provided, that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The Company shall not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

“Below Investment Grade Rating Event” means, with respect to a series of Notes, the rating on the Notes of such series is lowered by each of the Rating Agencies, and the Notes of such series are rated below Investment Grade by each of the Rating Agencies, within 60 days from the earlier of (1) the date of the public notice of an arrangement that could result in a Change of Control or (2) the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes of such series is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“Change of Control” means the occurrence of any of the following after consummation of the Separation:

(1)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and those of its Subsidiaries, taken as a whole, to any “person” or “group” (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act), other than the Company or one or more of its Subsidiaries;

(2)	the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act), other than the Company or one of its wholly owned Subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s Voting Stock, measured by voting power rather than number of shares;

(3)	the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person or any direct or indirect parent company of the surviving Person, measured by voting power rather than number of shares, immediately after giving effect to such transaction;

(4)	the first day on which a majority of the members of the Company’s board of directors are not Continuing Directors; or

(5)	the adoption by the Company of a plan providing for its liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control under clause (2) above if (a) the Company becomes a direct or indirect wholly owned Subsidiary of a holding company and (b) (y) immediately following that transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (z)

immediately following that transaction, no person (as that term is used in Section 13(d)(3) of the Exchange Act), other than a holding company satisfying the requirements of this sentence, is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the holding company.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Company’s board of directors who (1) was a member of such board of directors on the date of the consummation of the Separation; or (2) was nominated for election, elected or appointed to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director).

“Fitch” means Fitch Ratings Ltd. and its successors.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch), Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Services Inc. and its successors.

“Rating Agency” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc., and its successors.

“Substantially all of the Company’s assets” means, at any date, a portion of the non-current assets reflected in the Company’s consolidated balance sheet as of the end of the most recent quarterly period that represents at least sixty-six and two-thirds percent (66  2/3%) of the total reported value of such assets.

“Voting Stock” means, with respect to any Person as of any date, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

10. The Notes are not subject to any sinking fund or analogous provisions. The Notes will not be redeemable at the option of the Holder thereof prior to Maturity.

11. The Company will not pay additional amounts on any of the Notes to Holders in respect of any tax, assessment or governmental charge withheld or deducted.

12. The Events of Default and covenants specified in the Indenture will apply to the Notes. In addition, with respect to the Notes of each series, the occurrence of the following event shall constitute an “Event of Default” for as long as the related Guarantees (as defined below) remain in effect: except as permitted by the Guarantee Agreement (as defined below), if such Guarantees shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or if Marathon Oil, or any person acting on its behalf, shall deny or disaffirm in writing Marathon Oil’s obligation under the Guarantee.

13. The defeasance and covenant defeasance provisions of Article XIII of the Indenture, including both Sections 13.02 and 13.03 of the Indenture, will apply to the Notes.

14. The Notes of each series shall be issued in the form of one or more Global Securities. The Depositary for the Global Notes (as defined below) shall be The Depository Trust Company, a New York corporation (“DTC”), and the Global Notes shall be registered in the name of DTC or Cede & Co., as a nominee of DTC. Except as set forth herein or in Sections 2.03 or 3.05 of the Indenture, such Global Notes may only be transferred, in whole and not in part, to the Depositary or another nominee of the Depositary.

15. The Trustee will initially act as the Security Registrar for the Notes of each series and as the Paying Agent with respect to the Notes of each series.

16. The Notes of each series and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 hereto.

17. The initial offering and sale of the Notes shall not be registered under the Securities Act or any state securities laws. The Notes shall be offered in reliance upon Rule 144A and Regulation S promulgated under the Securities Act.

18. For so long as any of the Notes constitute “restricted securities” within the meaning of Rule 144(a)(3) promulgated under the Securities Act, the Company shall, if the Company is not then subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, furnish to any Holder or beneficial owner of such Notes, or to any prospective purchaser of such Notes designated by such Holder or beneficial owner, in each case upon the written request of such Holder, beneficial owner or prospective purchaser, the information required to be provided pursuant to Rule 144A(d)(4) promulgated under the Securities Act.

19. The Notes of each series initially will be fully and unconditionally guaranteed on a senior unsecured basis by Marathon Oil, pursuant to guarantees (each, a “Guarantee”) made under the terms and provisions of a Guarantee Agreement of Marathon Oil dated February 1, 2011 (the “Guarantee Agreement”). The Guarantees shall continue in full force and effect for the benefit of the Holders of the Notes and the Trustee until termination thereof as set forth in the Guarantee Agreement.

20. Notes of each series initially sold to “qualified institutional buyers” (as defined in Rule 144A) (“QIBs”) in the United States in reliance on Rule 144A under the Securities Act (the “Rule 144A Notes”) shall be issued in the form of one or more permanent Global Securities of such series, without interest coupons, including appropriate legends as set forth herein (the “Rule 144A Global Notes” of such series), deposited with the Trustee, as custodian for the Depositary. Notes of each series initially sold to non-U.S. persons outside the United States in offshore transactions in reliance on Regulation S under the Securities Act (the “Regulation S Notes”) shall initially be issued in the form of a temporary Global Security of such series, without interest coupons, including appropriate legends as set forth herein (the “Temporary Regulation S Global Note” of such series), deposited with the Trustee, as custodian for the Depositary. Upon expiration of a 40-day “distribution compliance period” as defined in Regulation S (the “Distribution Compliance Period”), and upon the receipt by the Trustee of a written certificate from the Depositary, together with copies of certificates from Euroclear Bank S.A./N.V. (“Euroclear”), as operator of the Euroclear System, and Clearstream Banking, société anonyme (“Clearstream”), certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Temporary Regulation S Global Note of a series (except to the extent of any beneficial owners thereof who acquired an interest therein during the Distribution Compliance Period pursuant to another exemption from registration under the Securities Act, or in a transaction not subject to registration under the Securities Act, and who will take delivery of a beneficial ownership interest in a Rule 144A Global Note of such series), the Temporary Regulation S Global Note of such series shall become a permanent Global Security of such series under the Indenture (the “Permanent Regulation S Global Note” of such series and, together with the Rule 144A Global Note of such series and the Temporary Regulation S Global Note of such series, the “Global Notes” of such series), and beneficial interests in such Temporary Regulation S Global Note shall become beneficial interests in the Permanent Regulation S Global Note. Notwithstanding anything else to the contrary set forth herein or in the Indenture, in no event shall beneficial interests in the Temporary Regulation S Global Note of a series be transferred or exchanged for Notes of such series in definitive form prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of Regulation S.

21. (a) Except as permitted by Section 21(c) or Section 22(d) hereof, each Rule 144A Global Note (and all Notes issued in exchange therefor or in substitution thereof) shall bear the following legend (the “Private Placement Legend”) and shall be subject to the transfer restrictions set forth therein (each defined term in the legend being defined as such for purposes of the legend only):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE

HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

(b) Each Temporary Regulation S Global Note shall bear the following legend:

THE RIGHTS ATTACHING TO THIS SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED SECURITIES, ARE AS SPECIFIED IN THIS SECURITY AND PURSUANT TO THE INDENTURE (AS DEFINED HEREIN).

Beneficial interests in the Temporary Regulation S Global Note may be held only through accounts of designated agents holding on behalf of Euroclear or Clearstream and may not be transferred to a U.S. person or for the account or benefit of a U.S. person (other than the Initial Purchasers (as defined below)) except in accordance with Section 22(b) and (c) hereof.

(c) Notwithstanding the foregoing, upon consummation of the Exchange Offer (as defined in the Registration Rights Agreement dated as of February 1, 2011 (the “Registration Rights Agreement”) among the Company, Marathon Oil and Morgan Stanley & Co. Incorporated and J.P. Morgan Securities LLC, as representatives of the initial purchasers specified therein (the “Initial Purchasers”)), the Company shall issue and, at the direction of the Company, the Trustee shall authenticate Notes (“Exchange Notes”) in exchange for Notes accepted for exchange in the Exchange Offer, which Exchange Notes shall not bear the Private Placement Legend or the legend set forth in Section 21(b), and the Security Registrar shall rescind any restriction on the transfer of such Exchange Notes.

22. (a) The following provisions shall apply with respect to any proposed transfer of a Rule 144A Note prior to the expiration of the holding period applicable to sales of such Notes under Rule 144 of the Securities Act, and the Security Registrar shall refuse to register any transfer of such Notes not complying with the restrictions set forth in the Private Placement Legend and in this Section 22. In addition to the requirements set forth in Section 3.05 of the Indenture, Rule 144A Notes that are presented or surrendered for registration of transfer or exchange pursuant to Section 3.05 of the Indenture shall be accompanied by the following additional information and documents, as applicable, upon which the Security Registrar may conclusively rely:

(i) if such Notes are being delivered to the Security Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit 2 hereto);

(ii) if such Notes are being transferred (1) to a QIB in accordance with Rule 144A, (2) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit 2 hereto);

(iii) if such Notes are being transferred pursuant to an exemption from registration in accordance with Rule 903 or Rule 904 of Regulation S, certifications to that effect from such Holder (in substantially the form of Exhibit 2 and Exhibit 3 hereto) and an opinion of counsel to that effect if the Company or the Trustee so requests; or

(iv) if such Notes are being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit 2 hereto) and an opinion of counsel to that effect if the Company or the Trustee so requests.

(b) In addition to the requirements set forth in Section 3.05 of the Indenture, a holder of a beneficial interest in the Temporary Regulation S Global Note who wishes to transfer its interest in such Note to a QIB in accordance with Rule 144A who takes delivery in the form of a beneficial interest in the Rule 144A Global Note shall deliver to the Security Registrar a certification to that effect (in substantially the form of Exhibit 2 hereto) upon which the Security Registrar may conclusively rely. After the expiration of the Distribution Compliance Period, interests in the Regulation S Note may be transferred without requiring the certification set forth in this Section 22(b).

(c) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with Section 3.05 of the Indenture and Section 21 and Section 22 hereof (including the restrictions on transfer set forth therein and herein) and the rules and procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth therein and herein to the extent required by the Securities Act;

provided, however, that prior to the expiration of the Distribution Compliance Period, transfers and exchanges of beneficial interests in the Temporary Regulation S Global Note may be made pursuant to such restrictions only (1) to a Person that is not a U.S. person or for the account or benefit of a Person that is not a U.S. person (other than an Initial Purchaser) within the meaning of Regulation S under the Securities Act or (2) to a QIB, in each case that hold such interests through Euroclear or Clearstream.

(d) If Notes are issued upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Notes so issued shall not bear such legends. If Notes are issued upon the registration or transfer, exchange or replacement of Notes bearing the Private Placement Legend, or if a request is made to remove the Private Placement Legend on a Note, the Notes so issued shall bear the Private Placement Legend, or the Private Placement Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Trustee such satisfactory evidence, which may include an opinion of counsel of recognized standing licensed to practice law in the State of New York and experienced in matters involving the Securities Act, as may be reasonably required by the Company that neither the Private Placement Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S, that such Notes are not “restricted securities” within the meaning of Rule 144 or that such Notes were transferred pursuant to an effective registration statement under the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Company, shall authenticate and deliver a Note that does not bear the Private Placement Legend. If a Private Placement Legend is removed from the face of a Note and the Note is subsequently held by an Affiliate of the Company, the Private Placement Legend shall be reinstated.

(e) Notwithstanding anything herein to the contrary, neither the Trustee nor the Security Registrar shall have any responsibility to receive any letters, opinions or certifications, nor any responsibility to monitor compliance with any transfer restrictions, in connection with any transfer or exchange of any beneficial interest in a Global Security for a beneficial interest in the same Global Security.

Exhibit 1

MARATHON PETROLEUM CORPORATION

[3 1/2% Senior Notes due 2016] [5 1/8% Senior Notes due 2021] [6 1/2% Senior Notes due 2041]

No.	$	______
	CUSIP No.	___________

[FOR GLOBAL SECURITIES: THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[FOR RULE 144A GLOBAL NOTE: THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT

TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.]

[FOR TEMPORARY REGULATION S GLOBAL NOTE: THE RIGHTS ATTACHING TO THIS SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED SECURITIES, ARE AS SPECIFIED IN THIS SECURITY AND PURSUANT TO THE INDENTURE (AS DEFINED HEREIN).]

MARATHON PETROLEUM CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to             , or registered assigns, the principal sum of              Dollars ($            ), [If the security is a Global Security, insert: or such greater or lesser amount as indicated on the Schedule of Exchanges of Securities attached hereto,] on March 1, [2016] [2021] [2041], and to pay interest thereon from February 1, 2011 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 1 and September 1 in each year commencing September 1, 2011, at the rate of [3.500] [5.125] [6.500]% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 15 or August 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is

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legal tender for payment of public and private debts; provided, however, that (1) payments on any Global Security shall be made by electronic (same-day) funds transfer to the Depositary and (2) at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by electronic funds transfer to an account maintained by the Person entitled thereto as specified in the Security Register, provided that such Person shall have given the Trustee written instructions.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

MARATHON PETROLEUM CORPORATION,

By:

Attest:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., As Trustee

By:
Authorized Signatory

MARATHON PETROLEUM CORPORATION

[3 1/2% Senior Notes due 2016] [5 1/8% Senior Notes due 2021] [6 1/2% Senior Notes due 2041]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of February 1, 2011 (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof initially limited in aggregate principal amount to $[750,000,000] [1,000,000,000] [1,250,000,000].

The Securities of this series are subject to redemption upon not less than 30 days notice by mail, at any time [for 2016 Notes and 2021 Notes: prior to the Stated Maturity] [for 2041 Notes: prior to September 1, 2040], in whole or in part, at the election of the Company, at a Redemption Price equal to the greater of (1) 100% of the principal amount of such Securities to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus [25] [30] [35] basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to the Redemption Date. [for 2041 Notes: At any time on or after September 1, 2040, the Securities are subject to redemption prior to the Stated Maturity upon not less than 30 days’ notice by mail, in whole or in part, at the election of the Company, at a Redemption Price equal to 100% of the principal amount of such Securities to be redeemed, plus accrued and unpaid interest on the principal amount being redeemed to the Redemption Date.]

“Business Day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York or Findlay, Ohio and on which commercial banks are open for business in New York, New York and Findlay, Ohio.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers that the Company appoints to act as the Independent Investment Banker from time to time.

“Reference Treasury Dealer” means each of Morgan Stanley & Co. Incorporated, J.P. Morgan Securities LLC and two additional dealers in U.S. Government securities selected by the Company (each a “Primary Treasury Dealer”) and their respective successors which the Company specifies from time to time; provided, however, that if any of them ceases to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Remaining Life of the Securities to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

Notice of the redemption will be mailed to holders of Securities by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. If fewer than all of the Securities are to be redeemed, the Trustee will select, not more than 45 days prior to the Redemption Date, the particular Securities or portions thereof for redemption from the outstanding Securities not previously called by such method as the Trustee deems fair and appropriate.

Unless the Company defaults in payment of the redemption price, on or after the redemption date, interest will cease to accrue on the Securities or portions thereof called for redemption.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If a Change of Control Repurchase Event with respect to the Securities occurs after the distribution by Marathon Oil Corporation, a Delaware corporation, to its stockholders of 100% of the outstanding shares of the Company’s common stock, unless the Company has exercised its right to redeem the Securities, each Holder of Securities may require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Securities at a price equal to 101% of the aggregate principal amount of Securities repurchased, plus any accrued and unpaid interest on the Securities repurchased to the date of purchase, on the terms and subject to the conditions set forth in the Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or of certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee to modify the Indenture or any supplemental indenture without the consent of the Holders for one or more of the following purposes: (1) to evidence the succession of another corporation to the Company; (2) to add to the covenants of the Company; (3) to add additional events of default for the benefit of Holders of all or any series of Securities; (4) to add to or change provisions of the Indenture to allow for the issuance of Securities in other forms; (5) to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Securities thereunder, under certain conditions specified therein; (6) to secure the Securities pursuant to the requirements of Section 10.05 of the Indenture or otherwise; (7) to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01 of the Indenture; (8) to evidence the appointment of a successor Trustee; and (9) to cure any ambiguity, to correct or supplement any provision of the Indenture which may be defective or inconsistent with any other provision of the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture as shall not adversely affect the interests of the Holders in any material respect.

The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but, subject to any applicable provisions of the Indenture, the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

FORM OF ASSIGNMENT

ABBREVIATIONS

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s),

assign(s) and transfer(s) unto

Please insert Social Security or

other identifying number of assignee

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing                                          attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Notice: This signature to the assignment must correspond with the name as written on the face of the within instrument in every particular, without alteration or enlargement, or any change whatever.

SCHEDULE OF INCREASES OR DECREASES IN THE PRINCIPAL AMOUNT OF SECURITIES*

The original principal amount of this Security is              U.S. Dollars ($            ). The following increases or decreases in the principal amount of this Security have been made:

Date of increase or decrease	Amount of decrease in principal amount of this Security	Amount of increase in principal amount of this Security	Principal amount of this Security following such decrease or increase	Signature of authorized signatory of Trustee or Depositary

*	To be included only if the Security is a Global Security

Exhibit 2

FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE

OR REGISTRATION OF TRANSFER OF NOTES

Re:	[3 1/2% Senior Notes due 2016] [5 1/8% Senior Notes due 2021] [6 1/2% Senior Notes due 2041] (the “Notes”) of Marathon Petroleum Corporation (the “Company”)

This Certificate relates to $              principal amount of Notes held in *              book-entry or *              definitive form by              (the “Transferor”).

The Transferor has requested the Security Registrar by written order to exchange or register the transfer of a Note or Notes or beneficial interests therein (the “Transfer”).

In connection with such request and in respect of each such Note or beneficial interest therein, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above-captioned Notes and that the Transfer does not require registration under the Securities Act of 1933, as amended (the “Securities Act”), because:*

☐	Such Note or beneficial interest is being acquired for the Transferor’s own account without transfer.

☐	Such Note or beneficial interest is being transferred to (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), in accordance with Rule 144A under the Securities Act, that is purchasing for its own account or for the account of another qualified institutional buyer, in each case to whom notice is given that the Transfer is being made in reliance on Rule 144A; or (ii) to a non-U.S. person in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act (and in the case of clause (ii), based upon an opinion of counsel if the Company or the Trustee so requests, together with a certification in substantially the form of Exhibit 3 to the Establishment Action setting forth the terms of the Notes pursuant to the Indenture).

☐	Such Note or beneficial interest is being transferred pursuant to (i) an exemption from the registration requirements of the Securities Act provided by Rule 144 or (ii) an effective registration statement under the Securities Act.

☐	Such Note or beneficial interest is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests).

*	Fill in blank or check appropriate box, as applicable.

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:
Address:

Date:

Exhibit 3

FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S

Re:	[3 1/2% Senior Notes due 2016] [5 1/8% Senior Notes due 2021] [6 1/2% Senior Notes due 2041] (the “Notes”) of Marathon Petroleum Corporation (the “Company”)

This Certificate relates to $              principal amount of Notes held in *              book-entry or *              definitive form by              (the “Transferor”).

The Transferor has requested the Security Registrar by written order to exchange or register the transfer of a Note or Notes or beneficial interests therein (the “Transfer”) for an interest in the Regulation S Temporary Global Note to be held with [Euroclear] [Clearstream] through the Depositary (in each case as defined in the Indenture related to the above-referenced Notes or the related Establishment Action (as defined in the Indenture)).

In connection with such request and in respect of each such Note or beneficial interest therein, the Transferor does hereby certify that the Transferor is familiar with such Indenture and Establishment Action and that:

(a)	the offer of such Notes or beneficial interests was not made to a person in the United States or for the benefit of a person in the United States (other than an Initial Purchaser);

(b)	at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States; or the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

(c)	no directed selling efforts have been made by the Transferor in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S under the U.S. Securities Act of 1933 (the “Securities Act”), as applicable;

(d)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(e)	if the proposed transfer is being made prior to the expiration of a 40-day “distribution compliance period” as defined in Regulation S under the Securities Act, the transfer is being made (a) to a person that is not a U.S. person or for the account or benefit of a person that is not a U.S. person within the meaning of Regulation S under the Securities Act; or (b) to a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, in each case that holds such Note or beneficial interests through Euroclear Bank S.A./N.V., as operator of the Euroclear System, or Clearstream Banking, société anonyme.

*	Fill in blank or check appropriate box, as applicable.

The Company and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S under the Securities Act.

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:
Address:

Date: